Exhibit 10(kk)

                                    AGREEMENT


     This Agreement, dated as of January 6, 2003, is between ASARCO Incorporated ("Asarco") and Coeur d'Alene Mines Corporation ("Coeur").

     WHEREAS, Asarco plans to sell the 7,125,000 shares of Coeur common stock owned by it (the "Shares") and desires that it no longer be deemed to be an "affiliate" of Coeur within the meaning of Rule 144(a)(1) under the Securities Act of 1933 (the "1933 Act"), so that Rule 144(k) will be available to Asarco, 90 days after the cessation of its affiliate status, to exempt from registration under the 1933 Act Asarco's future sales of Shares in the event such sales are not registered by Coeur under the 1933 Act;

     WHEREAS, Asarco and Coeur entered into an Amended and Restated Transaction Agreement, dated as of May 13, 1999 and amended and restated as of June 22, 1999 (the "Transaction Agreement"), in Section 3.22 of which Asarco agreed that it would not sell the Shares prior to September 9, 2004 without Coeur's prior consent unless the sale is to an affiliate of Asarco or pursuant to a "widely distributed public offering," and the parties now desire to agree on the definition of the term "widely distributed public offering" for that purpose;

     WHEREAS, Asarco and Coeur entered into a Shareholder Agreement, dated as of September 9, 1999 (the "Shareholder Agreement"), under Article V of which Coeur agreed to not take certain specified corporate actions without the prior consent of Asarco, and Asarco now desires to waive its approval rights under that Article;

     WHEREAS, Asarco has provided notice to Coeur exercising its piggyback registration right relating to the Shares pursuant to Section 4.2 of the Shareholder Agreement; and

     WHEREAS, two designees of Asarco presently serve on the Boards of Directors of Coeur and certain of its subsidiaries in accordance with Section 2.1 of the Shareholder Agreement and Asarco is willing to cause their resignations from such Boards.

     NOW, THEREFORE, Asarco and Coeur hereby agree as follows:

     1. Asarco hereby waives its approval authority under Article V of the Shareholder Agreement and, therefore, Coeur will not be obligated in the future to seek the prior approval of Asarco with respect to the corporate actions referred to therein.

     2. Coeur will use its best efforts to have the universal shelf registration statement on Form S-3 that it filed with the Securities and Exchange Commission on November 25, 2002, amended and declared effective and to file a prospectus supplement thereto that will register under the 1933 Act the sale by Asarco of the Shares.

     3. Asarco will limit its sales of Shares in the future so that no individual purchaser will purchase in excess of 500,000 Shares. This limitation will expire on September 9, 2004.

     4. Asarco will cause the Asarco designees on the Boards of Directors of Coeur and certain of its subsidiaries to resign and agrees that Asarco no longer has the right to nominate any directors to Coeur's Board of Directors pursuant to Section 2.1 of the Shareholder Agreement.

     5. The determination as to whether or not Asarco is an affiliate of Coeur for purposes of Rule 144(k) under the 1933 Act will be made at the time of the sale of the Shares in light of the then prevailing facts and circumstances.

     IN WITNESS WHEREOF, Asarco and Coeur have each caused this Agreement to be signed by its officer thereunto duly authorized as of the day and year first above written.





                                   ASARCO INCORPORATED



                                   By:/s/ James T. O'Neil
                                      ------------------------------------------
                                          James T. O'Neil
                                          Vice President-Chief Financial Officer


                                   COEUR D'ALENE MINES CORPORATION


                                   By:/s/ Dennis E. Wheeler
                                      ------------------------------------------
                                          Dennis E. Wheeler
                                          Chairman and Chief Executive Officer



                                        2